                                                               EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Foundation Health Systems, Inc. (i) Registration Statement No. 33-74780 on Form S-8, (ii) Registration Statement No. 333-24621 on Form S-8, (iii) Registration Statement No. 33-90976 on Form S-8, (iv) Registration Statement No. 333-35193 on Form S-8,
(v) Registration Statement No. 333-48969 on Form S-8 and (vi) Registration Statement No. 333-68387 on Form S-8, of our report dated June 29, 1999, appearing in this Annual Report on Form 11-K of the Foundation Health Systems, Inc. 401(k) Associate Savings Plan for the year ended December 31, 1998.


Sacramento, California
June 29, 1999